PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN ASTERISK (*)
AND WHITE SPACE) AND FILED SEPARATELY WITH THE SECURITIES AND ECHANGE COMMISSION
     PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT DATED AUGUST 4, 1998;
                                FILE NO. 0-15609

                         COMMON STOCK PURCHASE AGREEMENT


       This Common Stock Purchase Agreement ("Agreement") is made and entered into as of June 11, 1998 by and between THE IMMUNE RESPONSE CORPORATION., a Delaware corporation (hereinafter referred to as the Company) and AGOURON PHARMACEUTICALS, INC., a California corporation ("Agouron"), which parties hereby agree as follows:

1.     Authorization; Commitment; Closing

       1.01 Authorization. The Company proposes to authorize, issue and sell to Agouron on or before January 15, 2000, certain amounts of its common stock, $.0025 par value ("Common Stock"), as described and determined below.

       1.02 Commitment. Subject to Paragraph 5.06 and the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Agouron, and Agouron agree to purchase from the Company as of the dates and for the consideration set forth below, the number of shares of the Company's Common Stock as determined below. The Common Stock which Agouron is acquiring pursuant to the terms of this Agreement is hereinafter referred to as "Restricted Common Stock". Agouron is hereinafter sometimes referred to as the "Purchaser." The purchases of the Common Stock shall occur on the seven purchase dates set forth below. On each purchase date, Agouron shall be entitled to acquire such number of shares of Restricted Common Stock (rounded up to the nearest whole share) as may be purchased for $2,000,000, at a purchase price equal to the stated premium set forth opposite the applicable purchase date, over the then fair market value ("FMV") of the Common Stock on The NASDAQ Stock Market. FMV shall be defined as the average closing price of the Common Stock on The NASDAQ Stock Market for the five (5) trading days immediately preceding the referenced purchase date. In the
event  the  FMV is  *                      on any  purchase  date,  the  premium
applicable to such purchase date shall be adjusted to *


                  Purchase Date                      Purchase Price                    *
                  -------------                      --------------

                  June 11, 1998                      $2,000,000                           *
                  October 15, 1998                   $2,000,000                           *
                  January 15, 1999                   $2,000,000                           *
                  April 15, 1999                     $2,000,000                           *
                  July 15, 1999                      $2,000,000                           *
                  October 15, 1999                   $2,000,000                           *
                  January 15, 2000                   $2,000,000                           *


       1.03 Closing. Separate closings of the purchase and sale of the Restricted Common Stock ("Closings") shall occur on each of the purchase dates set forth above and shall take place at such time and place as the Company and Purchaser shall agree. At each Closing the Company shall deliver to Purchaser the number of shares of Restricted Common Stock required by Paragraph 1.02, above, upon delivery to the Company by Purchaser of a certified check or wire transfer of funds in the amount of $2,000,000. The Restricted Common Stock to be delivered to Agouron hereunder at each Closing will be evidenced by a single certificate registered in Agouron's name or in the name of such nominee as Agouron may specify and, when issued in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid, nonassessable and free and clear of any liens or encumbrances caused or created by the Company (except that such Restricted Common Stock of the Company will be subject to restrictions on transfer under federal and applicable state securities laws).

2.     Representations

       2.01 Representations of the Company. The Company represents and warrants as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority which are necessary to own and operate its business and properties and to carry on its business as it is being conducted. The Company is duly licensed and qualified and in good standing in the State of California and in such other jurisdictions in which the ownership or lease of property or the conduct of its business makes such licensing or qualification necessary.

                  (b) There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental authority or agency or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects or condition (financial or otherwise) of the Company.

                  (c) The issuance and sale of the Restricted Common Stock and compliance by the Company with all of the provisions of this Agreement are within the corporate powers of the Company and have been duly authorized by all proper corporate action on the part of the Company and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation of the Company or the Bylaws of the Company,
                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under or give any party the right to terminate or accelerate performance under any other agreement or instrument to which the Company is a party (iii) require consent under any other contract to which the Company is a party, (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any other contract to which the Company is a party or (v) conflict with any provision of any applicable judgment, decree, order, statute, rule, or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company.

                  (d) This Agreement is a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as such enforceability may be affected by applicable bankruptcy laws and equitable remedies.

                  (e) The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock (preferred stock) and 40,000,000 shares of common stock. As of the date hereof, 200 shares of its Series F Convertible Preferred Stock are outstanding. This preferred stock is convertible into common stock initially at a conversion price equivalent to $14.07 per share of common stock. If the Company's common stock does not trade at prices higher than $14.07 per share over a period of time, the conversion price will be adjusted downward on April 24, 1999 (or sooner if the Company issues common stock at less than $14.07 per share) and quarterly thereafter. As of June 9, 1998, 22,900,350 shares of voting common stock are outstanding. As of the date hereof, 4,497,749 stock options issued pursuant to the Company's stock option plans and two
                  (2) warrants to purchase a total of 2,051,281 shares of voting stock are outstanding. Up to 6,180,000 shares of common stock may be issued under the Company's stock option plans. Except as set forth above, there are no other options, warrants, conversion privileges, preemptive rights, or rights of first refusal granted by the Company in favor of any other person presently outstanding or in existence to purchase or acquire any of the authorized but unissued Common Stock of the Company, other than any of such items granted pursuant to this Agreement. The Company has provided to Purchaser copies of its currently in effect Articles of Incorporation and Bylaws, its Form 10-K for the year ended December 31, 1997, its 1997 Annual Report, its Proxy statement dated April 27, 1998 and its Form 10-Q for the quarter ended March 31, 1998. The Company warrants that the information contained in such documents as updated and supplemented prior to the date of the Closing is true and correct and when taken as a whole does not omit a fact necessary to make the information contained therein in light of the circumstance under which the documents were made (taking into account, without limitation, the type of transaction contemplated by this Agreement and the sophistication and nature of the Purchaser), not misleading. The Company acknowledges that the Purchaser is relying on the written documentation provided by the Company to Purchaser as described above in making its decision to purchase the Restricted Common Stock.

                  (f) Since March 31, 1998, except for the sale of 200 shares of Series F Convertible Preferred Stock for $10 million, there has not been any change in the assets, liabilities, financial condition or operations of the Company other than changes in the ordinary course of business, none of which individually or in the aggregate have had a material adverse affect on such assets, liabilities, financial condition or operations of the Company.

       2.02 Representations of the Purchaser. The Purchaser represents and warrants as follows:

                  (a) It is the intent of the Purchaser that its purchase of the Restricted Common Stock contemplated by this Agreement shall constitute a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws.

                  (b) Purchaser will not offer or sell any Restricted Common Stock except pursuant to an effective registration statement under the Securities Act or in transactions which do not require registration under the Securities Act.

                  (c) Purchaser is a corporation duly organized and validly existing under the laws of the State of California is in good standing under such laws and has all requisite corporate powers and authority to enter into this Agreement.

                  (d) On or prior to the date of the initial Closing, Purchaser will have taken all action necessary for the authorization, execution, delivery and performance of this Agreement.

                  (e) Purchaser has (i) reviewed this Agreement, and the written statements, and documents, delivered to Purchaser as described in Section 2.01(e); and, (ii) received satisfactory response from the Company as to matters about which Purchaser has inquired relating to this Agreement, and other documents described in Section 2.01(e) and relating to the Company's business condition, prospects and plans as necessary to evaluate the merits and risks of acquiring the Restricted Common Stock. Purchaser has informed the Company that Purchaser is relying on all such information and documents in making its decision to purchase the Restricted Common Stock.

                  (f) Purchaser (i) has had the risks involved in the investment represented by this Agreement explained; (ii) has knowledge and experience in financial and business matters to evaluate the merits and risks of the investment represented by this Agreement; (iii) is able to bear the economic risk of the investment represented by this Agreement (including a complete loss of this investment); and (iv) has determined that this investment is suitable for Purchaser in light of Purchaser's financial circumstances and available investment opportunities.

                  (g) Purchaser is acquiring the Restricted Common Stock for its own account and with its general assets for the purpose of investment and not with a view to the resale, transfer or distribution thereof, and has no present intention of selling, transferring, negotiating or otherwise disposing of any Restricted Common Stock. Notwithstanding anything in this Agreement to the contrary, it is agreed that the Purchaser shall have the right to assign or transfer the Restricted Common Stock to its Affiliates at any time without the consent of the Company.

3. Non-Disclosure. Except as agreed to by the parties neither the Company nor the Purchaser shall release any information to any third party with respect to any of the terms of this Agreement without the prior written consent of the other, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, promotional materials and discussions with the media. If the Company determines that it is required by law to release information to any third party regarding the terms of this Agreement, it shall notify the Purchaser of this fact prior to releasing the information. The notice to the Purchaser shall include the text of the information proposed for release. The Purchaser shall have the right to confer with the Company regarding the necessity for the disclosure and the text of the information proposed for release.

4.     Compliance with Securities Act

       4.01 Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  (a) Commission. Shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act, as the case may be.

                  (b) Securities Act. Shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

                  (c) Exchange Act. Shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

                  (d) Restricted Common Stock. Shall mean the Common Stock of the Company issued and sold pursuant to this Agreement which by the terms hereof is required to bear the legend specified in Section 4.02 hereof.

       4.02 Restriction of Transferability; Legend. Shares of Restricted Common Stock shall not be resold or transferred unless registered under the Securities Act or unless an exemption from registration is available for such sale or transfer. The conditions specified below are intended to ensure compliance with the provisions of the Securities Act in respect of any transfer of stock. Each certificate for shares of Restricted Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Securities Act and the transfer of such shares is subject to terms and conditions specified in the Common Stock Purchase Agreement dated as of June 11, 1998, between the Company and Agouron Pharmaceuticals, Inc.

If shares of Restricted Common Stock evidenced by certificates bearing a legend required by this Section 4.02 are sold in accordance with a registration statement which has become effective under the Securities Act, or if the Company shall receive an opinion of its counsel to the effect that any legend required under this Section 4.02 is not, or is no longer, necessary or required with respect to such shares (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agent and registrar to, remove such legend or issue new certificates without such legend in lieu thereof.

       4.03   Information Requirements.  The Company agrees to:

                  (a) Make and keep public information available, as such term is understood and defined in Commission Rule 144 and Rule 144A, under the Securities Act;

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) Furnish to any holder of Restricted Common Stock a copy of the most recent annual or quarterly report of the Company, and such other publicly available reports and documents of the Company, so that such holder may avail itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

       4.04 Piggy-Back Registration Rights. If the Company before January 15, 2001 contemplates a public offering of shares of its Common Stock to be registered under the Securities Act, the Company shall so notify the Purchaser in writing of its intention to do so, at least twenty (20) days prior to the filing of a registration statement for such offering. If Purchaser gives written notice to the Company, within ten (10) days of receipt of the notice from the Company, of Purchaser's desire to have its Restricted Common Stock included in such registration statement, Purchaser may, subject to the provisions of this
Section 4.04, have its Restricted Common Stock included in such registration statement. The Company shall bear all expenses in connection with the registration and sale of any such Restricted Common Stock, other than the fees or disbursements of any special counsel which the Purchaser may retain in connection with the registration of its Restricted Common Stock or any portion of the underwriter's commission, discounts and expenses attributable to the Restricted Common Stock being offered and sold by the Purchaser. Notwithstanding the foregoing, if the managing underwriter of any such offering determines that the number of shares proposed to be sold by the Company, by other shareholders having piggy-back rights, and/or by the Purchaser is greater than the number of shares which the underwriter believes feasible to sell at the time, at the price and upon the terms approved by the Company, then the number of shares which the underwriter believes may be sold shall be allocated for inclusion in the registration statement in the following order of priority: (i) shares being offered by the Company; and (ii) pro rata among the other shareholders and the Purchaser, based on the number of shares of Common Stock each shareholder requested to be registered. The Company shall have the right to designate the managing underwriter in respect of a public offering pursuant to this
Section 4.04.

       4.05       Additional Covenants Concerning Sale of Shares.

                  (a) The Company will notify the Purchaser of the effectiveness of any registration statement in which Purchaser has exercised registration rights granted pursuant to the terms of Section 4.04, together with a list of the jurisdictions where the Company has qualified or is exempt from registration under applicable state securities laws.

                  (b) The Company will prepare and file with the Commission such amendments and supplements to any registration statement filed pursuant to the terms of Section 4.04 (and any prospectus used in connection with such registration statement) as may be necessary to comply with the provisions of the Securities Act with respect to the sale of Restricted Common Stock by the Purchaser.

                  (c) The Company will furnish to the Purchaser a reasonable number of copies of the prospectus used in connection with a registration statement filed pursuant to the terms of Section 4.04, including a preliminary prospectus, which prospectus conforms to the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request, in order to facilitate the disposition of the Purchaser's Restricted Common Stock.

                  (d) In connection with any registration statement referred to in Section 4.04 of this Agreement, Purchaser will furnish to the Company such information as the Company may reasonably require from Purchaser for inclusion in the registration statement (and the prospectus included therein).

                  (e) The Company's obligations under Section 4.04 shall be conditioned upon Purchaser executing and delivering to the Company its agreement, in a form satisfactory to counsel for the Company, that it will comply with all applicable provisions of the Securities Act, the Exchange Act, the securities acts of applicable states and any rules and regulations promulgated under such acts and will furnish to the Company information about sales made in such public offering.

       4.06       Indemnification

         In the event any of the Restricted Common Stock of Purchaser is included in a registration statement under Section 4.04 of this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser and its Affiliates and their respective officers, directors and employees, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (hereinafter sometimes collectively referred to as a "Violation(s)"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such indemnified party for any legal or other
                 expenses   reasonably   incurred   by  it  in   connection
                 with investigating  or  defending  any  such  loss,   claim,
                 damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.06 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon,
                 and  in  conformity  with,   written information  furnished
                 expressly for use in connection with such registration, by any such indemnified party.

                 (b) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company and its Affiliates and their respective officers, directors and employees against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violations, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon, and in conformity with, written information furnished by the Purchaser and its Affiliates and their respective officers, directors and employees to the Company expressly for use in connection with such registration; and the Purchaser will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
                 Section 4.06 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

                  (c) Promptly after receipt by an indemnified  party under this
                  Section 4.06 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.06, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties.

5.     Miscellaneous

       5.01 Expenses; Finders Fees. Neither party shall pay expenses and finder fees for or to the other in connection with this transaction. Each party agrees to indemnify and hold the other party harmless from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person (and the costs and expenses of defending against such liability or asserted liability) claiming to have been hired or engaged by the party.

       5.02 Replacement of Certificates for Restricted Common Stock. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Restricted Common Stock, the Company will execute, register and deliver, in lieu thereof, a new certificate for an equal number of shares of Restricted Common Stock. In the case of loss, theft or destruction of a certificate, at the election of the Company, the Purchaser may be required to provide an indemnity reasonably satisfactory to the Company or to post a surety bond in an amount equal to the value of the shares represented by the new certificate.

       5.03 Notice. Any notice required to be given under the terms of this Agreement shall be in writing, and shall be given in person, transmitted by telecopier, e-mail or similar electronic communication, delivered by a recognized overnight delivery service such as Federal Express or sent by mail (certified or registered or air mail for addresses outside of the country of origin), return receipt requested, postage prepaid and addressed to the Company at 5935 Darwin Court, Carlsbad, California 92008, or such other address as the Company may designate to Purchaser in writing and to the Purchaser, at the address appearing at the beginning of this Agreement or such other address as Purchaser may designate to the Company in writing. Except as otherwise provided herein, any notice so given shall be deemed delivered upon the earlier of (i) actual receipt; (ii) receipt by sender of confirmation if telecopied or sent by e-mail or similar electronic communication; (iii) two business days after delivery to such overnight delivery service; or (iv) five business days after deposit in the mail.

       5.04 Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors and assigns.

       5.05 Survival of Representations, Etc. All covenants, representations and warranties made by the parties herein shall survive the Closings and the delivery of this Agreement and the shares of Restricted Common Stock purchased hereunder.

       5.06 Termination. Purchaser's obligation to purchase Restricted Common Stock under this Agreement shall terminate with respect to any purchase obligations whose purchase dates under Paragraph 1.02 occur after Purchaser has elected to terminate, in its entirety, all of Purchaser's rights and obligations under the Letter of Intent ("LOI") dated June 11, 1998 and the Definitive Agreement (as defined in the LOI) between the parties.

       5.07 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

       5.08 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to its conflict of law provisions.

       5.09 Captions, Form of Pronouns. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms.

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       5.10 Agreement is Entire Contract.  This Agreement constitutes the entire contract between the parties hereto related to the purchase and sale of Restricted Common Stock and no party shall be liable or bound to the other in
any  manner  by  any  warranties,   representations   or  covenants   except  as
specifically set forth herein.

       5.11 Third Parties. Nothing in this Agreement is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

       5.12 Amendment and Waiver. Any provision of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Purchaser.

       5.13 Affiliates. References to Purchaser in this Agreement shall be deemed to include direct or indirect subsidiaries of Purchaser. The term "Affiliate" shall have the meaning defined in the LOI.

       5.14 Dispute Resolution. In the event of any controversy or claim arising out of or relating to any provision of this Agreement, the parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice The arbitration shall be held in San Diego, California according to the rules of the American Arbitration Association ("AAA") applicable to commercial securities matters of this nature. The arbitration shall be conducted by a panel of three arbitrators appointed in accordance with AAA rules; provided, however, that each party shall within thirty (30) days after the institution of the arbitration proceedings appoint one arbitrator with the third arbitrator being chosen by the other two arbitrators. If only one party appoints an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the controversy. Any arbitration hereunder shall be conducted in the English language and the arbitrator(s) shall apply the law set forth in SectionE5.08. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) days of the final arbitration hearing. The arbitrator(s) shall have the authority to grant injunctive relief and specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as he determines; provided, however, that each party shall bear its own costs and attorney's and witness' fees. Notwithstanding the terms of this Section 5.14, a party shall also have the right to obtain prior to the arbitrator(s) rendering the arbitration decision, provisional remedies including injunctive relief or specific performance from a court having jurisdiction thereof. The arbitrator(s) will, upon the request of either party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the parties. Decisions of the arbitrator(s) shall be final and binding on all of the parties. Judgment on the award so rendered may be entered in any court having jurisdiction thereof.


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       The execution  hereof by Purchaser shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                         THE IMMUNE RESPONSE CORPORATION


                                          By /s/ Dennis J. Carlo


                                          By /s/ Charles J. Cashion



ACCEPTED AND AGREED TO AS OF THE DAY AND YEAR AFORESAID.

                                   PURCHASER:

                                       AGOURON PHARMACEUTICALS, INC


                                       By /s/ Peter Johnson
                                          Peter Johnson
                                          President and Chief Executive Officer


                                       By /s/ Gary Friedman
                                          Gary Friedman
                                          Secretary


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